Exhibit 31.1
CERTIFICATION
I, J. Michael Shepherd, certify that:
1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Discover Financial Services for the fiscal year ended December 31, 2024; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 7, 2025

/s/ J. MICHAEL SHEPHERD
J. Michael Shepherd
Interim Chief Executive Officer and President